EXHIBIT 10.7

730 LOUIS DRIVE
WARMINSTER, PENNSYLVANIA
INDEX TO LEASE
BETWEEN COMMONWEALTH MAGT.
AND
HEALTH BUSINESS SYSTEMS, INC.

i

EXHIBITS:
Exhibit “A”          The Premises
Exhibit “B”          Landlord Improvements
Exhibit “D”          Rules and Regulations

ii

AGREEMENT OF LEASE
730 LOUIS DRIVE
WARMINSTER, PENNSYLVANIA
     THIS AGREEMENT OF LEASE, made this 1st day of July 1996, by and between Commonwealth Management Corporation, Agent, organized and existing under the laws of Delaware (herein Called “Landlord”) and Health Business Systems, Inc. organized and existing under the laws of Pennsylvania (herein called “Tenant”).
WITNESSETH:
     1. Premises. As used in this Article the term building shall mean the building(s) containing approximately 51,575 rentable square feet (herein called the “Building”) on a tract of land (herein called the “Lot”) located at 730 Louis Drive, Warminster, Pennsylvania (the Building, the Lot and any other improvements thereon being herein collectively called the “Property”) . Landlord does hereby demise and let unto Tenant and Tenant does hereby lease and take from Landlord for the term and upon the terms, covenants, conditions and provisions set forth herein all that certain portion of the Building containing approximately                                          rentable square feet as shown outlined in red on Exhibit “A” hereto which shall be completed in accordance with Article 2 hereof having a street address of 730 Louis Drive, Warminster, PA (herein called the “Premises”) together with the right, in common with other occupants of the Building, to use driveways, sidewalks and loading and parking areas, lobbies, hallways and other common area facilities.
     2. Improvements to Premises. The Premises are accepted “as is” except for improvements to be made by Landlord, as specified in the Rental Rider attached hereto (herein called “Landlord Improvements”). All necessary construction of Landlord Improvements shall be commenced promptly and shall be substantially completed ready for use and occupancy by Tenant on the date set forth in Article 3. Provided, however, that the time for substantial completion of the Premises shall be extended for additional periods of time equal to the time lost by Landlord or Landlord’s contractors, subcontractors or suppliers due to strikes or other labor troubles, governmental restrictions and limitations, scarcity, unavailability or delays in obtaining fuel, labor or materials, war or other national emergency, accidents, floods, defective materials, fire damage or other casualties, adverse weather conditions, or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord or Landlord’s contractors, subcontractors or suppliers. All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all applicable laws, ordinances, regulations and orders of the federal, state, county or other governmental authorities having jurisdiction thereof. Tenant and its authorized agents, employees and contractors shall have the right, at Tenant’s own risk, expense and responsibility, at all reasonable times prior to the Commencement Date as hereinafter defined, to enter the Premises for the purpose of taking measurements and installing its furnishing and equipment; provided that Tenant, in so doing, shall not interfere with or delay the work to be performed hereunder by Landlord, and Tenant shall use contractors and workmen compatible with the contractors and workmen engaged in the work to be performed hereunder by Landlord. Tenant shall contribute to the cost of Landlord Improvements, the sum of N/A upon the signing of this lease.
     In the event that Tenant is responsible for any construction, Tenant and its contractors shall be responsible for transportation, safekeeping and storage of materials and equipment used in the performance of Tenant’s Work, and for the removal of waste and debris resulting from the performance of Tenant’s Work and Landlord shall not be responsible for the coordination of the work of Landlord’s contractors with the work of Tenant’s contractors. Without specific charge being made therefor, Landlord shall allow Tenant and its contractors during normal working hours to use utilities, to the extent available, as may be reasonably required in the Premises for the performance of Tenant’s Work.
     Prior to commencement of Tenant’s Work, Tenant shall obtain and maintain, at its expense, Workmen’s Compensation and Bodily Injury and Property Damage Public Liability Insurance and so called “Builder’s Risk” Insurance (other than the Workmen’s Compensation Insurance) which shall name Landlord as additional insured and shall submit certificates as evidence thereof to Landlord.
     3. Term. The term of this lease shall be for five years and three months commencing on July 1, 1996 or the date that the premises have been delivered to Tenant (herein called the “Commencement Date”). Landlord shall be deemed to have delivered possession of the Premises upon providing Tenant with notice in writing that the Premises are ready for occupancy. If the date of substantial completion is delayed as a result of changes requested by Tenant, the term of the lease shall commence as if the Premises were substantially complete on the originally scheduled date, as extended for reasons other than those caused by Tenant. Landlord shall not have any liability to Tenant for delay in delivery. Unless sooner terminated in accordance with the terms hereof, the term of this lease shall end without the necessity for notice from either party to the other at noon on September 30, 2001 (herein called the “Expiration Date”).
     4. Use of Premises. Tenant shall occupy the Premises throughout the term and shall use the same for and only for general office purposes. The building is designed to normal office building standards for floor-loading capacity. Tenant shall not use the Premises in such a way as to exceed such load limits.
     5. Rent. All rent shall be payable in accordance with the attached RENTAL RIDER.
     (a) Rent Escalation — In order to adjust the rent payable under the lease, Tenant agrees to pay Landlord, with the installments of annual Gross Base Rent called for hereinabove, and as additional monthly rent under the lease, an amount representing rent escalation as provided in the Rental Rider attached to this lease.
     6. Insurance.
     (a) Liability. Tenant, at Tenant’s sole cost and expense, shall maintain and keep in effect throughout the term insurance against liability for bodily injury (including death) or property damage in or about the Premises or the Property under a policy of comprehensive general public liability insurance, with such limits as to each as may be reasonably required by Landlord from time to time, but not less than $500,000 for each person and $1,000,000 for each occurrence of bodily injury (including death) and $500,000 for property damage. In no event shall the limits of coverage maintained by Tenant be considered to limit Tenant’s liability under this lease. Throughout the term of this lease, Tenant shall further provide, at its expense, personal property insurance for all of Tenant’s trade fixtures and personal property located in the Premises, insuring against loss or damage by fire and other such risks as are now or hereafter included under “All Risk” coverage. If the nature of Tenant’s operation is such as to place any or all of its employees under the coverage of local workmen’s compensation or similar statutes, Tenant shall also keep in force, at its sole cost and expense, workmen’s compensation or similar insurance affording statutory coverage and containing statutory limits. The policies of comprehensive general public liability insurance shall name Landlord and Tenant as the insured parties. Each such policy shall provide that it shall not be cancelable without at least thirty (30) days prior written notice to Landlord and to any mortgagee named in an endorsement thereto and shall be issued by an insurer and in a form satisfactory to Landlord. At least ten (10) days prior to the Commencement Date, a certificate of insurance shall be delivered to Landlord. If Tenant shall fail, refuse or neglect to obtain or to maintain any insurance that it is required to provide or to furnish Landlord with satisfactory evidence of coverage on any such policy, Landlord shall have the right to purchase such insurance. All such payments made by Landlord shall be recoverable by Landlord from Tenant, together with interest thereon, as Additional Rent promptly upon being billed therefor.
          (b) Waiver of Subrogation. Each of the parties hereto hereby releases the other, to the extent of the releasing party’s insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available. If an additional premium is charged for such waiver, the party benefiting therefrom agrees to pay the amount of such additional premium promptly upon being billed therefor.
          (c) Increase of Premiums. Tenant shall not do anything or fail to do anything which shall cause the cost of Landlord’s insurance to increase or which shall prevent Landlord from procuring policies (including but not limited to public liability) from companies and in a form satisfactory to Landlord. If any breach of this Paragraph (c) by Tenant shall cause the rate of fire or other insurance to be increased, Tenant shall pay the amount of such increase as Additional Rent promptly upon being billed therefor.
     7. Repairs and Maintenance.
          (a) Tenant, at its sole cost and expense and throughout the term of this lease, shall keep and maintain the Premises in a neat and orderly condition. Tenant shall not use or permit the use of any portion of the common areas for other than their intended use.
          (b) Throughout the term of this lease, Landlord shall make all necessary repairs to the Premises within a timely manner and other improvements located on the Property; provided, however, that Landlord shall have no responsibility to make any repair unless and until Landlord receives written notice of the need for such repair or until Landlord has actual knowledge of the need for such repair. Landlord shall keep and maintain all common areas of the Property and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition.
          (c) Repairs and replacements to the Premises and the Property arising out of or caused by Tenant’s misuse, manner of use or occupancy of the Premises or by Tenant’s installation in or upon the Premises or by any act or omission of Tenant or any employee, agent, contractor, or invitee of Tenant shall be made at the sole cost and expense of Tenant. If Landlord shall perform such repairs, Landlord shall bill Tenant therefor and Tenant shall promptly reimburse Landlord for the cost of any such repairs as

Additional Rent. Tenant shall not bear the expense of any repairs or replacements to the Premises or the Property arising out of or caused by any other Tenant’s use, manner of use or occupancy of the Property or by any other Tenant’s installation in or upon the Property, or by any act or omission of any other Tenant or any other Tenant’s employees, agents, contractors or invitees. Nothing herein above shall preclude Landlord’s responsibility for normal and ordinary repairs and maintenance to the premises.
     8. Limitation of Liability. If Landlord is in breach or default with respect to Landlord’s obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenants remedies.
     9. Utilities.
          (a) Landlord shall furnish the Premises with electricity, heating and air conditioning for the normal use and occupancy of the Premises as general office between 7:00 a.m. and 9:00 p.m. Monday through Friday of each week during the term (legal holidays excepted). If Tenant shall require electricity or install electrical equipment including, but not limited to, electrical heating, refrigeration, equipment, electronic data processing machines, or machines or equipment using current in excess of 110 volts, which shall in any way increase the amount of the electricity usually furnished for use as general office space or, if Tenant shall attempt to use the Premises in such a manner that the services to be furnished by Landlord would be required during periods other than or in addition to business hours referred to above, Tenant shall obtain prior written approval therefor from Landlord and shall pay for the resulting additional direct expense, including the expense resulting from the installation of such equipment and meters as Additional Rent promptly upon being billed therefor. Landlord shall not be liable for any damages to Tenant resulting from Landlord’s failure to deliver services as stated herein.
          (b) If at any time during the term of this lease utility services supplied to the Premises are separately metered, the cost of installing Tenant’s meter and the cost of such separately metered utility service shall be paid by Landlord.
     10. Janitorial Services. Tenant shall be solely responsible for its own janitorial services for its demised premises.
     11. Governmental Regulations.
          (a) Tenant shall not violate any laws, ordinances, notices, orders, rules, regulations or requirements of any federal, state or municipal government or any department, commission, board or officer thereof, or of the National Board of Fire Underwriters or any other body exercising similar functions, relating to the Premises or to the use or manner of use of the Property.
     12. Signs. Landlord shall allow Tenant the right to place its’ name on the Building standard directory sign on Louis Drive and mount a sign above its new building entrance. The tenant shall be responsible for the cost of these signs. Except for signs which are located wholly within the interior of the Premises and which are not visible from the exterior of the Premises, no signs shall be placed, erected, maintained or painted at any place upon the Premises or the Property.
     13. Alterations. Additions and Fixtures.
          (a) Subject to the provisions of Article 13 hereof, Tenant shall have the right to install in the Premises any trade fixtures from time to time during the term of this lease; provided, however, that no such installation or removal thereof shall affect the structural portion of the Premises and that Tenant shall repair and restore any damage or injury to the Premises or the Property caused thereby.
          (b) Tenant shall not make or permit to be made any alterations, improvements or additions to the Premises or Property without on each occasion first presenting to Landlord plans and specifications therefor and obtaining Landlord’s prior written consent thereto. If Landlord shall consent to any such proposed alterations, improvements or additions, then Tenant shall make the proposed alterations, improvements and additions at Tenant’s sole cost and expense provided that: (i) Tenant supplies any necessary permits and certificates of insurance therefor; (ii) such alterations and improvements do not impair the structural strength of the Building or any other improvements or reduce the value of the Property; (iii) Tenant shall take or cause to be taken all steps that are required by Article 13 hereof and that are required or permitted by law in order to avoid the imposition of any mechanic’s, laborers or materialman’s lien upon the Premises, Building or Lot, including, but not limited to, providing Landlord with a Waiver of Liens in advance of commencement of construction and/or Release of Liens upon completion thereof; (iv) Tenant shall use a contractor approved by Landlord, which approval shall not be unreasonably withheld; and (v) the occupants of the Building and of any adjoining real estate owned by Landlord are not annoyed or disturbed by reason thereof. Any and all alterations, improvements and additions to the Property which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this lease; at that time all such alterations and additions shall remain on the Property and become the property of Landlord without payment therefor by Landlord; unless, upon the termination of this lease, Landlord shall give written notice to Tenant to remove the same, in which event Tenant shall remove such alterations, improvements and additions and repair and restore any damages to the Property caused by the installation or removal thereof.
     14. Mechanics’ Liens. Tenant shall promptly pay any contractors and materialmen who supply labor, work or materials to Tenant at the Premises or the Property so as to minimize the possibility of a lien attaching to the Premises or the Property. Tenant shall take all steps permitted by law in order to avoid the imposition of any mechanic’s, laborers or materialman’s lien upon the Premises, the Property or the Lot, including, but not limited to, obtaining a Waiver of Liens prior to the commencement of construction and/or a Release of Liens upon completion of construction. Should any such lien or notice of lien be filed for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within fifteen (15) days after the lien or claim is filed or formal notice of said lien or claim has been issued regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work or labor to be done or any materials to be supplied for the account of Landlord, all of the same to be solely for Tenant’s account and at Tenant’s risk and expense. Throughout this lease the term “mechanic’s lien” is used to include any lien, encumbrance or charge levied or imposed upon the Premises or the Property or any interest therein or income therefrom on account of any mechanic’s, laborer’s or materialman’s lien or arising out of any debt or liability to or any claim or demand of any contractor, mechanic, supplier, materialman or laborer and shall include without limitation any mechanic’s notice of intention given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person entitled to any mechanic’s lien.

     15. Landlord’s Right of Entry.
          (a) Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee to enter the Premises at all reasonable times for the purpose of (i) inspecting them or (ii) making any necessary repairs thereto or to the Property and performing any work therein. During the progress of any work on the Premises or the Property, Landlord shall attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making any repair or by bringing or storing materials, supplies, tools and equipment in the Premises during the performance of any work, and the obligations of the Tenant under this lease shall not be thereby affected in any manner whatsoever.
          (b) Landlord shall have the right at all reasonable times to enter and to exhibit the Premises for the purpose of sale or mortgage, and during the last nine (9) months of the term of this lease, to enter and to exhibit the Premises to any prospective tenant.
     16. Damage by Fire or Other Casualty.
          (a) If the Premises or Building shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the mortgagee’s consent and to the conditions set forth in this Article 16, shall repair, rebuild or replace such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction provided, however, that Landlord shall only be obligated to restore such damage which is covered by the fire and other extended coverage insurance policies.
          (b) The work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord’s reasonable control. If the time necessary to complete such work is determined by Landlord to be in excess of six (6) months, Tenant may terminate this agreement by giving Landlord written notice within ten days of notification by Landlord.
          (c) The net amount of any insurance proceeds (excluding proceeds received pursuant to a rental coverage endorsement) recovered by reason of the damage or destruction of the Building in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess amount being hereinafter called the “net insurance proceeds”) shall be applied towards the reasonable cost of restoration. If in Landlord’s sole opinion the net insurance proceeds will not be adequate to complete such restoration, Landlord shall have the right to terminate this lease and all the unaccrued obligations of the parties hereto by sending a written notice of such termination to Tenant, the notice to specify a termination date no less than ten (10) days after its transmission; provided, however, that except during the last two (2) years of the term, Tenant may require Landlord to withdraw the notice of termination by agreeing to pay the cost of restoration in excess of the net insurance proceeds and by giving Landlord adequate security for such payment prior to the termination date specified in Landlord’s notice of termination. If the net insurance proceeds are more than adequate, the amount by which the net insurance proceeds exceed the cost of restoration shall be retained by Landlord or applied to repayment of any mortgage secured by the Premises.
          (d) Landlord’s obligation or election to restore the Premises under this Article shall not include the repair,

restoration or replacement of the fixtures, improvements, alterations, furniture or any other property owned, installed, made by, or in the possession of Tenant.
          (e) Landlord shall maintain insurance against loss or damage to the Building by fire and such other casualties as may be included within fire and extended coverage insurance or all risk insurance, together with a rental coverage endorsement or other comparable form of coverage. Tenant shall receive an abatement of its Minimum Annual Rent to the extent of payments received by Landlord from the carrier providing the rental coverage endorsement.
     17. Non-Abatement of Rent.
     Except as otherwise expressly provided as to damage by fire or by any other casualty in Paragraph 16(e) and as to condemnation and in Paragraphs 19(a) and (b), there shall be no right of setoff, abatement or reduction of the Minimum Rent, Additional Rent or other sums payable hereunder for any cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.
     18. Indemnifications of Landlord.
     Tenant shall indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liability and expense (including without limitation fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property, or caused to any person in or about the Premises or arising out of the occupancy or use by Tenant of the Premises or any part thereof or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, licensees or invitees; unless such loss, injury or damage was caused by the negligence of Landlord, its agents, contractors, employees, licensees or invitees. Without limiting the foregoing, Tenant shall forever release and hold Landlord harmless from all claims arising out of damage to Tenant’s property unless such damage occurs as a result of Landlord’s negligence. In case any such claim, action or proceeding is brought against Landlord, upon notice from Landlord and at Tenant’s sole cost and expense, Tenant shall resist or defend such claim, action or proceeding or shall cause it to be resisted or defended by an insurer.
     19. Condemnation.
          (a) Termination. (i) If all of the Premises are covered by a condemnation; or (ii) if any part of the Premises is covered by a condemnation and the remainder thereof is insufficient for the reasonable operation therein of Tenant’s business; or, (iii) subject to the provisions of Paragraph (b)(i) hereof, if any of the Property is covered by a condemnation and, in Landlord’s sole opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Property; then, in any such event, this lease shall terminate and all obligations hereunder shall cease as of the date upon which possession is taken by the condemnor and the rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant.
          (b) Partial Condemnations.
          (i) If there is a partial condemnation and Landlord decides to terminate pursuant to Paragraph (a) hereof, except during the last two (2) years of the term, Tenant may require Landlord to withdraw its notice of termination by: (a) giving Landlord written notice thereof within ten (10) days from transmission of Landlord’s notice to Tenant of Landlord’s intention to terminate, (b) agreeing to pay the cost of restoration in excess of the condemnation proceeds reduced by those sums expended by Landlord in collecting the condemnation proceeds, and (c) giving Landlord adequate security for such payment within such ten (10) day period.
               (ii) If there is a partial condemnation and this lease has not been terminated pursuant to Paragraph (a) hereof, Landlord shall restore the Building and the improvements which are part of the Premises to a condition and sizes as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which possession shall have been taken by the condemnor. If the condemnation proceeds are more than adequate to cover the cost of restoration and the Landlord’s expenses in collecting the condemnation proceeds, any excess proceeds shall be retained by Landlord or applied to repayment of any mortgage secured by the Premises.
               (iii) If there is a partial condemnation and this lease has not been terminated by the date upon which the condemnor shall have obtained possession, the obligations of Landlord and Tenant under this lease shall be unaffected by such condemnation except that there shall be an equitable abatement for the balance of the term of the Minimum Rent according to the value of the Premises before and after the date upon which the condemnor shall have taken possession. In the event that the parties are unable to agree upon the amount of such abatement, either party may submit the issue to arbitration.
          (c) Award. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for removal expenses, business dislocation damages and moving expenses; provided and to the extent, however, that such claims or payments do not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid, Tenant hereby waives all claims against Landlord and against the condemnor, and Tenant hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in value of Tenant’s leasehold interest.
          (d) Temporary Taking. If the condemnor should take only the right to possession for a fixed period of time or for the duration of an emergency or other temporary condition, then, notwithstanding anything hereinabove provided, this lease shall continue in full force and effect without any abatement of rent, but the amounts payable by the condemnor with respect to any period of time prior to the expiration or sooner termination of this lease shall be paid by the condemnor to Landlord and the condemnor shall be considered a subtenant of Tenant. Landlord shall apply the amount received from the condemnor applicable to the rent due hereunder net of costs to Landlord for the collection thereof, or as much thereof as may be necessary for the purpose, toward the amount due from Tenant as rent for that period; and, Tenant shall pay to Landlord any deficiency between the amount thus paid by the condemnor and the amount of the rent, or Landlord shall pay to Tenant any excess of the amount of the award over the amount of the rent.
     20. Quiet Enjoyment. Tenant, upon paying the Minimum Rent, Additional Rent and other charges herein provided for, and observing and keeping all covenants, agreements and conditions of this lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to reasonable rules and regulations (herein called the “Rules and Regulations”) having uniform applicability to all tenants of the Building and governing the use and enjoyment of the Premises and the remainder of the Property; provided that the Rules and Regulations shall not materially interfere with the Tenant’s use and enjoyment of the Premises in accordance with the provisions of this lease for general office purposes. The Tenant shall adhere to the Rules and Regulations and shall cause its agents, employees, invitees, visitors and guests to do so. A copy of the Rules and Regulations in effect on the date hereof is attached hereto as Exhibit “D”.
     21. Assignment and Subletting.
          (a) Restricted Assignment. Tenant shall not assign, mortgage, pledge or encumber this lease, or sublet the whole or any part of the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law, and/or a transfer by any person or persons controlling Tenant on the date of the lease of such control to a person or persons not controlling Tenant on the date of the lease. Without limiting the generality of the foregoing, if Tenant is a corporation or partnership, any transfer, sale, pledge or other disposition of fifty percent (50%) or more of the stock or partnership units of the Tenant shall necessitate notice being given to landlord.
          It is expressly agreed by Tenant, however, that in no event shall Landlord consent to an assignment or sublet unless the rent thereunder is at a rate equal to or greater than the then prevailing rate for unoccupied space in the Building or a comparable building in the area and Landlord shall have approved the credit of the proposed subtenant. In the event any assignment of this lease is made with or without Landlord’s consent (i.e, in violation of this lease), Tenant nevertheless shall remain liable for the performance of all of the terms, conditions and covenants of this lease and shall require any assignee to execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee’s ratification of and agreement to be bound by all the provisions of this lease. Landlord shall be entitled to, and Tenant shall promptly remit to Landlord as Additional Rent, any profit which may inure to the benefit of Tenant as a result of any subletting of the Premises or assignment of this lease, whether or not consented to by Landlord. Landlord’s consent to an assignment or sublet shall not be construed as consent to any subsequent assignment or sublet. Tenant agrees to pay to Landlord, on demand, reasonable costs, including attorneys’ fees incurred by Landlord in connection with review of any request by Tenant for Landlord’s consent to an assignment or sublet.
     Notwithstanding anything herein contained to the contrary, it is expressly agreed by Tenant and Landlord that Landlord shall be required to consent to an assignment or sublet if the rent thereunder is at a rate equal to or greater than the rent due under this lease, or if Tenant agrees to pay Landlord the difference between the rent due under this lease and the rent due under the sublease or the assignment agreement and if Landlord approves the credit of the proposed subtenant.
          (b) Percentage Agreements. It is agreed that Tenant shall not enter into any assignment, sublease, license, concession or other agreement for use, occupancy or utilization of the whole or any part of the Premises with or without Landlord’s consent, which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part on the net income or profits derived by any person or entity from the space leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported assignment, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

     22. Environmental Compliance and Indemnification.
          (a) Hazardous Materials. The term “Hazardous Materials” as used herein shall mean any substance or waste defined or designated as hazardous or toxic waste, material, substance or similar term by any present or future federal, state or municipal environmental statute, code, ordinance, order, judgment, decree, injunction, restriction, requirement, rule or regulation, and shall include, without limitation, all of the following:
          (1) hazardous substances, as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601(14), as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499, 100 Stat. 1613 (Oct. 17, 19868) (“SARA”); (2) regulated substances, within the meaning of Title I of the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Sections 6991-6991 (i) , as amended by SARA; (3) any element, compound or material which can pose a threat to the public health or the environment when released into the environment; (4) hazardous waste, materials or substances or contaminants as defined in and by the laws of the State of Pennsylvania; (7) an object or material which is contaminated with any of the foregoing; (8) any other substance designated by any of the Environmental Laws or a federal, state or local agency as detrimental to public health, safety and the environment.
          (b) Tenant Representations. Tenant hereby covenants, represents and warrants that it shall not use the Premises, the Common Areas and the Property for the purpose of refining, producing, storing, handling, transferring, processing or transporting Hazardous Materials or in violation of the Environmental Laws.
          (c) Compliance with Environmental Laws. Tenant shall operate the Premises or cause it to be operated in compliance with the Environmental Laws and all applicable laws, rules and regulations promulgated by the Environmental Protection Agency and the Department of Natural Resources and Environmental Control of Pennsylvania, or any successor agencies thereto including, without limitation, regulations governing underground storage tanks.
          (d) Indemnification. Tenant shall indemnify, defend and hold harmless Landlord, its trustees, directors, officers, employees, agents, servants, successors and assigns from and against any and all claims, liabilities, obligations, damages, penalties, causes of action, costs and expenses (including attorneys’ fees, investigation, consultant and management fees and court costs) arising from (i) Tenant or any of Tenant’s agents’ contractors’, employees’, invitees’, or licensees’ use or occupancy of the Premises, the Common Areas or the Property including, but not limited to, the release or discharge of Hazardous Materials in, on or about the Premises, the Common Areas or the Property or (ii) the conduct of Tenant’s business or the business of any of Tenant’s agents, contractors, employees, invitees, or licensees if such conduct involves the use or misuse of hazardous material or (iii) any activity, work or things done, permitted or suffered by Tenant or any of Tenant’s agents, contractors, employees, invitees, or licensees, involving the use or misuse of hazardous material, including, but not limited to, the use, treatment, production, handling, refining, transfer, processing, transporting, generating, manufacturing, disposing or storage of any Hazardous Materials including, without limitation, petroleum products, radon, asbestos, or polychlorinated biphenyls in, about or affecting the Premises, the Common Areas, the Property or elsewhere or (iv) the violation of any Environmental Laws or any federal, state or municipal environmental present and future laws, statutes, codes, or, ordinances, orders, judgments, decrees, injunctions, rules, regulations, restrictions and requirements, or (v) any act, event or occurrence affecting the Premises, the Common Areas or the

Property which results from the use, treatment, production, handling, refining, transfer, processing, transporting, generating, manufacturing, disposing or storage of any Hazardous Materials. In case any action or proceeding is brought against Landlord by reason of any such claim or action of tenant, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel satisfactory to Landlord. The provision of this Section shall survive the termination or expiration of this lease and the surrender of the Premises by Tenant.
     23. Tenant Financing.
     Tenant agrees not to enter into, execute or deliver any financing agreement or create any security interest on improvements, furniture or fixtures in the Premises other than with Landlord as secured party without the prior written consent of Landlord and, in the event Tenant does so execute or deliver such other financing agreement or create a security interest, such action on the part of Tenant shall be considered an event of default under this lease entitling Landlord to such remedies as are provided for herein.
     24. Subordination. This lease and Tenant’s rights hereunder shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance now or hereafter placed upon or affecting the Premises, and to any second mortgage or encumbrance with the consent of the first mortgagee, and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant shall execute and deliver upon demand any further instrument or instruments confirming the subordination of this lease to the lien of any such first mortgage or to the lien of any other mortgage if requested to do so by Landlord with the consent of the first mortgagee, and any further instrument or instruments of attornment that may be desired by any such mortgagee or Landlord. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant’s consent, by giving notice in writing to Tenant, and thereupon the lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event such mortgagee shall have the same rights with respect to this lease as though this lease has been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee.
     25. Memorandum of Lease; Tenant’s Certificate.
          (a) Tenant, at any time and from time to time and within five (5) days after receipt of Landlord’s written request, shall execute, acknowledge and deliver to Landlord a short form or memorandum of this lease provided by Landlord for recording purposes.
          (b) Tenant, at any time and from time to time and within five (5) days after receipt of Landlord’s written request, so long as there are no material and substantial defects in the Premises which Landlord is obligated to remedy and which Landlord is not proceeding to remedy and as long as Landlord is not otherwise in default of this lease, shall execute, acknowledge and deliver to Landlord a written instrument in recordable form prepared by Landlord certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that it is in full force and effect as modified) and stating that the improvements required by Article 2 hereof have been completed, certifying that Tenant has accepted possession of the Premises; stating the date on which the term of the lease commenced and the dates to which Minimum Rent, Additional Rent and other charges have been paid in advance, if any; stating that to the best knowledge of the signer of such instrument Landlord is not in default of this lease; stating any other fact or certifying any other condition reasonably requested by Landlord or required by any mortgagee or prospective mortgagee or purchaser of the Premises or any interest therein; and stating that it is understood that such instrument shall be addressed to Landlord and to any mortgagee, prospective mortgagee, purchaser or other party specified by Landlord.
     26. Curing Tenant’s Default. If Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after ten (10) days written notice (except in the case of emergency) has been received by Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord’s making the payments and incurring such costs, provided that notice of such sums and costs are given within a reasonable time, which sums and costs together with interest thereon shall be deemed Additional Rent payable —promptly upon being billed therefor.
     27. Surrender; Holding Over.
          (a) At the expiration or earlier termination of the term hereof, Tenant shall promptly yield up, clean and neat, and in the same condition, order and repair in which they are required to be kept throughout the term hereof, the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear excepted.
          (b) If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or earlier termination of the term or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this lease; except, however, that the Minimum Rent during such continued occupancy shall be double the amount set forth in Paragraphs 5 (a) and (b) hereof. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord’s prior written consent shall constitute a default hereunder and shall be subject to all the remedies set forth in Article 29 hereof.
     28. Defaults — Remedies.
          (a) Defaults. It shall be an event of default:
               (i) If Tenant does not pay in full when due and without demand any and all installments of Minimum Rent or Additional Rent or any other charges or payments whether or not herein included as rent; or
               (ii) If Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant or condition herein contained; or
               (iii) If Tenant abandons the Premises or removes or attempts to remove Tenant’s goods or property therefrom other than in the ordinary course of business without having first paid to Landlord in full all Minimum Rent, Additional Rent and other charges that may have become due as well as all which will become due thereafter; or
               (iv) If Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors or offers a composition or settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver, trustee, liquidator, custodian, conservator or similar official for any of Tenant’s assets is commenced, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal or constable; provided, however, that any proceeding brought by anyone other than the parties to this lease under any bankruptcy, reorganization, arrangement, insolvency, readjustment, receivership or similar law shall not constitute a default until such proceeding, decree, judgment or order has continued unstayed for more than sixty (60) consecutive days.
               (v) If any of the events enumerated in Paragraph (a) (iv) of this Article shall happen to any guarantor of this lease;
          (b) Remedies. Then, and in any such event, Landlord shall have the following rights which shall be cumulative:
               (i) To charge a late payment penalty of five (5%) percent of any amount owed to Landlord pursuant to this lease which is not paid within five (5) days of the date which is set forth in the lease if a date is specified, or, if a date is not specified, within thirty (30) days of the mailing of a bill therefor by Landlord. If Landlord incurs a penalty directly related to any payment which Tenant has failed to make within the times required in this lease, Tenant shall pay Landlord, in addition to the late payment set forth above, the full amount of such penalty incurred by Landlord.
               (ii) Only in events of monetary default or gross misuse of the property, to accelerate the whole or any part of the rent for the entire unexpired balance of the term of this lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, and any rent or other charges, payments, costs and expenses if so accelerated shall, in addition to any and all installments of rent already due and payable and in arrears, and any other charge or payment herein reserved, included or agreed to be treated or collected as rent and any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable and in arrears, be deemed due and payable as if, by the terms and provisions of this lease, such accelerated rent and other charges, payments, costs and expenses were on that date payable in advance.
               (iii) Only in events of monetary default or gross misuse of the property, to enter the Premises and without further demand or notice proceed to distress and sale of the goods, chattels and personal property there found, to levy the rent and other charges herein payable as rent, and Tenant shall pay all costs and officers’ commissions which are permitted by law, including watchmen’s wages and sums chargeable to Landlord, and further including five per cent (5%) commission(s) to the constable or other person making the levy, and in such case all costs, officers’ commissions and other charges shall immediately attach and become part of the claim of Landlord for rent, and any tender of rent without said costs, commissions and charges made after the issuance of a warrant of distress, shall not be sufficient to satisfy the claim of Landlord.
               (iv) To re-enter the Premises, together with all additions, alterations and improvements, and, at the option of Landlord, remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor, and repossess and enjoy the Premises. Upon recovering possession of the Premises by reason of or based upon or arising out of a default on the part of Tenant, Landlord may, at Landlord’s option, either terminate this lease or make such alterations and repairs as may be necessary in order to relet the Premises and relet the Premises or any part or parts thereof, either in Landlord’s name or otherwise, for a term or terms which may, at Landlord’s option, be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and at such rent or rents and upon such other terms and conditions as in Landlord’s sole discretion may seem advisable and to such person or persons as may in Landlord’s discretion seem best; upon each such reletting all rents received by landlord from such reletting shall be applied; first, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney’s fees and all costs of such alterations and repairs; second, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this lease unless written notice of such intention be given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent thereof under such reletting. Tenant, for Tenant and Tenant’s successors and assigns, hereby irrevocably constitutes and appoints Landlord Tenant’s and their agent to collect the rents due and to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant’s obligations to pay any unpaid balance of rent due or to become due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time hereafter elect to terminate this lease for such previous breach.
               (v) To terminate this lease and the term hereby created without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken. Whereupon Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant’s obligations hereunder in existence at the time of such termination, damages for Tenant’s default in an amount equal to the amount of the rent reserved for the balance of the term of this lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, all discounted at the rate of six percent (6%) per annum to their then present worth, less the fair rental value of the Premises for the remainder of said term, also discounted at the rate of six percent (6%) per annum to its then present worth, all of which amount shall be immediately due and payable from Tenant to Landlord.
               (vi) Whenever not prohibited by the law of the state in which the Property is located, when this lease and the term or any extension or renewal thereof shall have been terminated on account of any default by Tenant, or when the term hereby created or any extension or renewal thereof shall have expired, it shall be lawful for any attorney of any court of record to appear as attorney for Tenant as well as for all persons claiming by, through or under Tenant, and to sign an agreement for entering in any competent court an amicable action in ejectment and judgment against Tenant and all persons claiming by, through or under Tenant and therein confess judgment for the recovery by Landlord of possession of the Premises, for which this lease shall be his sufficient warrant; thereupon, if Landlord so desires, an appropriate writ of possession may issue forthwith, without any prior writ or proceeding whatsoever, and provided that if for any reason after such action shall have been commenced it shall be determined that possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default or defaults, or upon the termination of this lease or Tenant’s right of possession as hereinbefore set forth, to bring one or more further amicable action or actions as hereinbefore set forth to recover possession of the Premises and confess judgment for the recovery of possession of the Premises as hereinbefore provided.
          (c) Non-Waiver. No waiver by Landlord of any breach by Tenant of any of Tenant’s obligations, agreements or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.
          (d) Grace Period. Notwithstanding anything hereinabove stated, except in the case of emergency set forth in Article 27 and except in the event of any default enumerated in Paragraphs (a) (iii), (iv) and (v) of this Article, neither party hereto shall exercise any right or remedy provided for in this lease or allowed by law because of any default of the other, except those remedies contained in Paragraph (b)(i) of this Article unless such party shall have first given ten (10) days written notice thereof to the defaulting party for monetary default, thirty [30] days for nonmonetary default, and the defaulting party shall have failed to cure the default within such period; provided, however, that if the default consists of something other than the failure to pay money which cannot reasonably be cured within ten (10) days, neither party hereto shall exercise any such right or remedy if the defaulting party begins to cure the default within the ten (10) days and continues actively and diligently in good faith to completely cure said default; and further provide that Landlord shall not be required to give such ten (10) days notice more than two (2) times during any twelve (12) month period.
          (e) Waiver of Trial By Jury. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and they do hereby waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this lease.
          (f) Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.
          (g) Attorneys Fees. In any action, proceeding or cause of whatever kind taken by Landlord in connection with the enforcement of the terms of this lease, Landlord shall be entitled to collect, in addition to all costs, expenses, interest and late fees, its attorneys’ fees in the highest amount permitted by law.
     29. Condition of Title and of Premises. Tenant represents that the Property, the Lot and the Premises, the title thereto, the zoning thereof, the street or streets, sidewalks, parking areas, curbs and access ways adjoining them, any surface and sub-surface conditions thereof, and the present uses and non-uses thereof, have been examined by Tenant, and Tenant accepts them in the condition or state in which they now are, or any of them now is, without relying on any representation, covenant or warranty, express or implied, in fact or in law, by Landlord and without recourse to Landlord, as to the title thereto, the encumbrances thereon, the appurtenances thereto, the nature, condition or usability thereof or the use or uses to which the Premises and the Property or any part thereof may be put, except as to work to be performed by Landlord pursuant to Article 2 hereof. Tenant’s occupancy of the Premises shall constitute acceptance of the work performed by Landlord pursuant to Article 2 hereof.

     30. Objections to Notices. Tenant’s failure to object to any statement, invoice, or billing within a period of thirty (30) days after receipt thereof shall constitute Tenant’s acquiescence with respect thereto and shall render such statement, invoice, or billing an account stated between Landlord and Tenant.
     31. Interpretation.
          (a) Captions. The captions in this lease are for convenience only and are not a part of the lease and do not in any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.
          (b) Entire Agreement. This lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. This lease shall not be modified in any manner except by an instrument in writing executed by the parties. Tenant agrees to make such changes to this lease as are required by any mortgagee, provided such changes do not substantially affect Tenant’s rights and obligations hereunder. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.
          (c) Exhibits. Each writing or plan referred to herein as being attached hereto as an Exhibit or otherwise designated herein as an Exhibit hereto is hereby made a part hereof.
          (d) Covenants. The terms, covenants and obligations set forth herein all constitute conditions and not covenants of this lease.
          (e) Arbitration. Wherever arbitration is set forth herein as the appropriate resolution of a dispute, issues shall be submitted for arbitration to the American Arbitration Association in the city nearest to the Premises in which offices of the American Arbitration Association are located. Landlord and Tenant will comply with the rules then obtaining of the American Arbitration Association and the determination of award rendered by the arbitrator(s) shall be final, conclusive and binding upon the parties and not subject to appeal, and judgment thereon may be entered in any court of competent jurisdiction.
          (f) Interest. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law.
     32. Definitions.
          (a) “Landlord”. The word “Landlord” is used herein to include the Landlord named above as well as its heirs, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had he originally signed this lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after he ceases to hold title to the Premises except for obligations which may have theretofore accrued. Neither Landlord nor any principal of Landlord nor any owner of the Building or the Lot, whether disclosed or undisclosed, shall have any personal liability with respect to any of the provisions of this lease or the Premises.
          (b) “Tenant”. The word “Tenant” is used herein to include the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations, liabilities and disabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this lease as Tenant. Each and every of the persons named above as Tenant shall be bound jointly and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.
          (c) “Mortgage” and “Mortgagee”. The word “mortgage” is used herein to include any lien or encumbrance on the Premises or the Property or on any part of or interest in or appurtenance to any of the foregoing, including without limitation any ground rent or ground lease if Landlord’s interest is or becomes a leasehold estate. The word “mortgagee” is used herein to include the holder of any mortgage, including any ground lessor if Landlord’s interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.
          (d) “Person”. The word “person” is used herein to include a natural person, a partnership, a corporation, an association, and any other form of business association or entity.
          (e) “Date of this Lease”. The “date of this lease” shall be the date upon which this lease has been fully executed by both parties.
          (f) “Index”. The word “index” is used herein to mean the U.S. City Average Consumer Price Index for Urban Wage Earners and Clerical Workers (Philadelphia Region) (revised series, 1982-1984-10D) issued from time to time by the Federal Bureau of Labor Statistics or any successor agency that shall issue the index or any other measure hereafter employed by the Federal Bureau of Labor Statistics or any successor agency in lieu of such Index. If there be any controversy as to the measure to be substituted, then the controversy shall be resolved by arbitration. The arbitrators shall be guided by the intention of the parties hereto to modify the Minimum Annual Rent to reflect upward changes in the cost of living. The fees and expenses of the arbitration shall be borne by Landlord and Tenant.
     33. Notices. All notices, demands, requests, consents, certificates and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be addressed to                                         . Notices to Landlord shall be addressed to Commonwealth Management Corporation, Agent, 62 Read’s Way, New Castle, Delaware 19720, with a copy to any mortgagee or other party designated by Landlord. Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall be sent. Notices mailed shall be presumed to have been received two (2) business days from the mailing thereof.
     Notice required or permitted by the terms of this lease must be given to an officer of one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.
     34. Security Deposit. At the time of signing this lease, Tenant shall deposit with Landlord the one months base rent to be retained by Landlord as cash security for the faithful performance and observance by Tenant of the covenants, agreements and conditions of this lease and/or to serve as security against damage or destruction to the Premises caused by Tenant’s use and occupancy of the Premises. Notwithstanding anything to the contrary contained in any law or statute now existing or hereafter passed (i) Tenant shall not be entitled to any interest whatever on the cash security, (ii) Landlord shall not be obligated to hold the cash security in trust or in a separate account, and (iii) Landlord shall have the right to commingle the cash security with its other funds. Landlord may use, apply or retain the whole or any part of the cash security to the extent required for the payment of any Minimum Rent, any Additional Rent or any other sums payable hereunder as to which Tenant is in default or to the extent required for the reimbursement to Landlord of any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect to any of the covenants, agreements or conditions of this lease. If Tenant shall fully and faithfully comply with all of the covenants, agreements and conditions of this lease, the cash security shall be promptly returned to the Tenant after the expiration or termination of this lease and surrender of the Premises to the Landlord be returned to Tenant after the date fixed as the expiration of the term of this lease and surrender of the Premises to Landlord. If the Premises are sold to a bona fide purchaser, Landlord shall have the right to transfer the aforesaid cash security to such purchaser, by which transfer Landlord shall be released from all liability for the return thereof, and Tenant shall look solely to the new landlord for the return thereof.
     IN WITNESS WHEREOF, and in consideration of the mutual entry into this lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this agreement to be duly executed under seal.
Date signed: 7-1-96

LANDLORD: COMMONWEALTH/MANAGEMENT, CORP., AGENT
By:	/s/ Illegible
Witness: (Illegible)

Date signed: 6/20/96 TENANT: HEALTH BUSINESS SYSTEMS, INC.
By:	/s/ Louis Greenberg, CFO
Attest: Diane Silva
[CORPORATE SEAL]

RENTAL RIDER
     Tenant hereby agrees to pay when due, in monthly installments, on the first day of each month, without notice, the following base rent on the 17,695 square feet of rentable area leased in the building:

	Rent Per	Monthly
Term	Square Feet	Rental
07/01/96 — 09/30/97	$11.25	$16,589.06
10/01/97 — 09/30/98	$11.50	$16,957.71
10/01/98 — 09/30/99	$11.75	$17,326.35
10/01/99 — 09/30/2000	$12.00	$17,695.00
10/01/2000 — 09/30/2001	$12.25	$18,063.65
     Landlord will give three months of free rent to the Tenant to be taken as the second, third and forth months of rent in the above lease term.
     Landlord will agree to provide the following improvements to the space at its sole cost and expense:
     1) Construct two bathrooms within the premises, complete with fixtures. Womens’ to contain three stalls; Mens’ to contain two stalls and two urinals. Approximate size of each 10’ by 15’. Also construct one executive bathroom adjacent to the two executive offices;
     2) Construct demising walls to provide a secure premises;
     3) Rework the existing HVAC to provide for control of the units servicing the demised area;
     4) Repair and paint all walls as necessary;
     5) Construct walls within the main conference room to create three defined areas;
     6) Demolish a few interior walls and patch existing drywall where needed;
     7) Provide the Tenant the right to affix a sign on the exterior of the building above the new entrance door to the suite;
     8) Provide the Tenant the right to place its’ name on the building monument sign which fronts on the street.
     Tenant shall be allowed the right to terminate this lease at the end of the third lease year if the principals of the company have sold greater than fifty percent (50%) of the company prior to this date. In order to exercise this right of termination, the Tenant must give Landlord six months prior written notice of the intent to terminate along with the payment of the unamortized portion of the initial occupancy costs which, for the purposes of this rider, will equal seventy five thousand dollars ($75,000).

Witness:	LANDLORD:

COMMONWEALTH MANAGEMENT CORP., AGENT

/s/ Illegible	/s/ Illegible

Witness:	TENANT:

HEALTH BUSINESS SYSTEMS, INC.

/s/ Diane Silva	/s/ Louis Greenberg, CFO

RENTAL RIDER
     Tenant hereby agrees to pay when due, in monthly installments, on the first day of each month, without notice, the following base rent on the 17,695 square feet of rentable area leased in the building:

	Rent Per	Monthly
Term	Square Feet	Rental
07/01/96 — 09/30/97	$11.25	$16,589.06
10/01/97 — 09/30/98	$11-50	$16,957.71
10/01/98 — 09/30/99	$11.75	$17,326.35
10/01/99 — 09/30/2000	$12.00	7/1/00 $17,695.00 + 5140* + Electric on 5140
10/01/2000 — 09/30/2001	$12.25	$18,063.65 + 5247 X plus electric on all
10/01/2001 — 9/30/2003		18,432.29 + 5354.16
     Landlord will give three months of free rent to the Tenant to be taken as the second, third and forth months of rent in the above lease term.
     Landlord will agree to provide the following improvements to the space at its sole cost and expense:
     1) Construct two bathrooms within the premises, complete with fixtures. Womens’ to contain three stalls; Mens’ to contain two stalls and two urinals. Approximate size of each 10’ by 15’. Also construct one executive bathroom adjacent to the two executive offices;
     2) Construct demising walls to provide a secure premises;
     3) Rework the existing HVAC to provide for control of the units servicing the demised area;
     4) Repair and paint all walls as necessary;
     5) Construct walls within the main conference room to create three defined areas;
     6) Demolish a few interior walls and patch existing drywall where needed;
     7) Provide the Tenant the right to affix a sign on the exterior of the building above the new entrance door to the suite;
     8) Provide the Tenant the right to place its’ name on the building monument sign which fronts on the street.
     Tenant shall be allowed the right to terminate this lease at the end of the third lease year if the principals of the company have sold greater than fifty percent (50%) of the company prior to this date. In order to exercise this right of termination, the Tenant must give Landlord six months prior written notice of the intent to terminate along with the payment of the unamortized portion of the initial occupancy costs which, for the purposes of this rider, will equal seventy five thousand dollars ($75,000).

Witness:	LANDLORD:

COMMONWEALTH MANAGEMENT CORP., AGENT

Witness:	TENANT:

HEALTH BUSINESS SYSTEMS, INC.